UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On January 31, 2006, the Company announced that it has decided to explore all strategic alternatives available to it and that it has engaged the investment banking firm of Stifel, Nicolaus & Company, Incorporated (“Stifel”) to help it in doing so. As is customary practice in situations such as this, on May 11, 2006 the Company entered into retention agreements with both its President and CEO, Herbert Gareiss, Jr. and its Vice President, Chief Financial Officer and Treasurer, Michael A. Cutler. The agreements, which are substantially identical, are intended to secure the services of the executive officers until the engagement of the investment bankers comes to an end or eighteen months after the retention agreements were executed. If the respective executive officer continues to be employed by the Company at that time, he will receive $200,000 from the Company. He will also receive that amount if his employment is terminated earlier without cause.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: May 17, 2006	By:	/s/ Herbert Gareiss, Jr.
		Name:	Herbert Gareiss, Jr.
		Title:	President